HomeStreet Reports Year End and Fourth Quarter 2023 Results
SEATTLE –January 29, 2024 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended and year ended December 31, 2023. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“On January 16, 2024, FirstSun Capital Bancorp (“FirstSun”), the holding company of Sunflower Bank, and HomeStreet jointly announced that they have entered into a definitive merger agreement whereby HomeStreet and HomeStreet Bank will merge with and into FirstSun and Sunflower Bank, respectively, with HomeStreet Bank continuing to operate under its tradename in its current markets,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “Under the terms of the agreement, the companies will combine in an all-stock transaction in which HomeStreet shareholders will receive 0.4345 of a share of FirstSun common stock for each share of HomeStreet common stock. The common stock of FirstSun is expected to be listed on Nasdaq prior to closing. We are excited about this merger because we believe this merger is strategically compelling, will meaningfully enhance shareholder value, will improve our customers’ experience and create new and better opportunities for our employees enabling us to retain and attract top talent.”

Fourth Quarter Operating Results
                  Fourth quarter 2023 compared to third quarter 2023
Reported Results:
•Net income (loss): $(3.4) million compared to $2.3 million
•Earnings (loss) per fully diluted share: $(0.18) compared to $0.12
•Return on Average Equity ("ROAE"): (2.6)% compared to 1.7%
•Return on Average Tangible Equity ("ROATE"): (1.3)% compared to 2.2%
•Return on Average Assets ("ROAA"): (0.15)% compared to 0.10%
•Net interest margin: 1.59% compared to 1.74%
•Efficiency ratio: 105.9% compared to 98.3%

Full Year Operating Results
                   2023 compared to 2022
Reported Results:
•Net income (loss): $(27.5) million compared to $66.5 million
•Earnings (loss) per fully diluted share: $(1.46) compared to $3.49
•ROAE: (5.0)% compared to 10.8%
•ROAA: (0.29)% compared to 0.79%
•Net interest margin: 1.88% compared to 2.99%
•Efficiency ratio: 95.6% compared to 72.4%

Core Results:(1) •Net income: $8.3 million compared to $66.5 million •Net income per fully diluted share: $0.44 compared to $3.49 •ROATE: 2.0% compared to 11.5% •ROAA: 0.09% compared to 0.79%
(1) Core net income, core net income per fully diluted share, return on average tangible equity and core return on average assets are non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

“In the fourth quarter, our results continued to be impacted by increased funding costs as lower cost deposits continued to migrate to higher yielding products, both ours and at other institutions, ” continued Mark Mason. “As a result, our net interest margin decreased from 1.74% in the third quarter of 2023 to 1.59% in the fourth quarter of 2023. A $4.5 million increase in our funding costs were only partially offset by $0.6 million increase in interest income earned on our assets. In addition, our self-insured employee medical expenses were $1.8 million higher in the fourth quarter as compared to the third quarter due to an increase in the total number of claims and claims in excess of $100,000. This unusual increase in employee medical expenses is not expected to recur. We also incurred $1.5 million in merger related costs.”

“While interest rates have stabilized and are projected to decline later in the year, we expect our operating results will continue to be adversely impacted by high funding costs relative to earning assets yields in the near term,” added Mark Mason. “We also expect to incur costs related to the merger process, and incur annual wage increases beginning in March 2024. Additionally, annual seasonal increases and decreases in mortgage loan production related compensation expenses coinciding with the annual homebuying season are expected to continue.”

Financial Position
                    As of and for the quarter ended December 31, 2023
•Uninsured deposits were $485 million, or 7% of total deposits
•Excluding brokered deposits, total deposits decreased $227 million
•Loans held for investment ("LHFI"), remained stable
•Nonperforming assets to total assets: 0.45%
•Allowance for credit losses to LHFI: 0.55%
•Book value per share: $28.62
•Tangible book value per share: $28.11

“The decline in deposits during the fourth quarter was primarily due to the continued migration of lower yielding deposits to higher yielding alternatives, including money market funds, Treasury Bonds and other bank's promotional deposit products,” stated Mark Mason. “We did see this trend moderate somewhat as deposits (excluding brokered deposits), increased by over $40 million during December 2023. With the lower levels of interest rates at year-end, our Accumulated Other Comprehensive Loss decreased by $40 million in comparison to September 30, 2023, increasing our tangible book value by over $2 per share.”

“In light of the pending merger with FirstSun and the net loss realized in the fourth quarter, the Company made the decision to not pay a dividend to its shareholders in the first quarter,” added Mark Mason.

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. HomeStreet Bank is the winner of the 2022 "Best Small Bank" in Washington Newsweek magazine award. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp, (OTCQX: FSUN) headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, headquartered in Dallas, Texas, and which also operates under the brands First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in Texas, Kansas, Colorado, New Mexico, and Arizona and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.9 billion as of December 31, 2023.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements in this earnings release (including but not limited to those found in the quotes of our Chief Executive Officer) that address and/or include beliefs, assumptions, estimates, projections and expectations of the anticipated benefits of the previously announced proposed merger (the “Merger”) with FirstSun Capital Bancorp (“FirstSun”), our future performance, financial condition, long-term value creation, capital management, reduction in volatility, reliability of earnings, net interest margins, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, and restructuring activities are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following:(1) our ability to successfully consummate the Merger with FirstSun, (2) the ability of HomeStreet to obtain the necessary approval by shareholders with respect to the Merger, (3) the ability of HomeStreet and FirstSun to obtain required governmental approvals of the Merger, (4) the failure to satisfy the closing conditions in the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2024, by and between HomeStreet and FirstSun, or any unexpected delay in closing the Merger, (5) the ability to achieve expected cost savings, synergies and other financial benefits from the Merger within the expected time frames and costs or difficulties relating to integration matters being greater than expected, (6) the diversion of management time from core banking functions due to Merger-related issues; (7) potential difficulty in maintaining relationships with customers, associates or business partners as a result of the announced Merger, (8) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (9) changes in the interest rate environment may reduce interest margins; (10) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (11) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (12) our ability to attract and retain key members of our senior management team; (13) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (14) our ability to control operating costs and expenses; (15) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (16) the adequacy of our allowance for credit losses; (17) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (18) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (19) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (20) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (21) technological changes may be more difficult or expensive than what we anticipate; (22) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (23) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (24) our ability to grow efficiently both organically and through acquisitions and to manage our growth and integration costs; (25) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (26) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate; (27) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank, or repurchases of our common stock; and (28) the integration of our recently acquired branches in southern California. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

Additional Information And Where To Find It

In connection with the proposed Merger between FirstSun, a Delaware corporation, and HomeStreet, a Washington corporation, FirstSun will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of HomeStreet and a Prospectus of FirstSun, as well as other relevant documents concerning the proposed transaction. Investors and security holders, prior to making any investment or voting decision, are urged to read the registration statement and proxy statement/prospectus when it becomes available (and any other documents filed with the SEC in connection with the Merger or incorporated by reference into the proxy statement/prospectus) because such documents will contain important information regarding the Merger.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC on its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by (i) FirstSun on its website at https://ir.firstsuncb.com/investor-relations/default.aspx, and (ii) HomeStreet on its website at https://ir.homestreet.com/sec-filings/all-filings/default.aspx.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FirstSun, HomeStreet and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from shareholders of HomeStreet in connection with the proposed Merger. Information regarding the directors and executive officers of FirstSun and HomeStreet and other persons who may be deemed participants in the solicitation of the shareholders of HomeStreet in connection with the proposed Merger will be included in the proxy statement/prospectus for HomeStreet’s special meeting of shareholders, which will be filed by FirstSun with the SEC. Information about the directors and officers of FirstSun and their ownership of FirstSun’s common stock can be found in FirstSun’s annual report on Form 10-K, as filed with the SEC on March 16, 2023, and other documents subsequently filed by FirstSun with the SEC. Information about the directors and officers of HomeStreet and their ownership of HomeStreet’s common stock can be found in HomeStreet’s definitive proxy statement in connection with its 2023 annual meeting of shareholders, as filed with the SEC on April 11, 2023, and other documents subsequently filed by HomeStreet with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the proposed Merger filed with the SEC when they become available.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core income and effective tax rate on core income before taxes, which excludes goodwill impairment charges and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results and (iii) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or a reconciliation of the non-GAAP calculation of the financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended			Year Ended
(in thousands, except share and per share data)	December 31, 2023	December 31, 2022		December 31, 2023		December 31, 2022

Core net income (loss)
Net income (loss)	$(3,419)	$2,295		$(27,508)		$66,540
Adjustments (tax effected)
Merger related expenses	1,170	—		1,170		—
Goodwill impairment charge	—	—		34,622		—
Total	$(2,249)	$2,295		$8,284		$66,540
Core net income (loss) per fully diluted share
Fully diluted shares	18,807,965	18,792,893		18,783,005		19,041,111
Computed amount	$(0.12)	$0.12		$0.44		$3.49

Return on average tangible equity (annualized)
Average shareholders' equity	$513,758	$535,369		$552,234		$617,469
Less: Average goodwill and other intangibles	(10,149)	(10,917)		(25,695)		(30,930)
Average tangible equity	$503,609	$524,452		$526,539		$586,539

Core net income (loss) (per above)	$(2,249)	$2,295		$8,284	$—	$66,540
Adjustments (tax effected)
Amortization of core deposit intangibles	615	614		2,302		751
Tangible income (loss) applicable to shareholders	$(1,634)	$2,909		$10,586		$67,291

Ratio	(1.3)%	2.2%		2.0%		11.5%

Efficiency ratio
Noninterest expense
Total	$49,511	$49,089		$241,872		$205,419
Adjustments:
Merger related expenses	(1,500)	—		(1,500)		—
Goodwill impairment	—	—		(39,857)		—
State of Washington taxes	659	(572)		(994)		(2,311)
Adjusted total	$48,670	$48,517		$199,521		$203,108

Total revenues
Net interest income	$34,989	$38,912		$166,753		$233,307
Noninterest income	10,956	10,464		41,921		51,570
Gain on sale of branches	—	—		—		(4,270)
Adjusted total	$45,945	$49,376		$208,674		$280,607
Ratio	105.9%	98.3%		95.6%		72.4%

Return on average assets (annualized) - Core
Average Assets	$9,351,866	$9,433,648		$9,469,170		$8,396,078
Core net income (loss) (per above)	(2,249)	2,295	—	8,284	—	66,540
Ratio	(0.10)%	0.10%		0.09%		0.79%

Tangible book value per share
Shareholders' equity	$538,387	$502,487		$538,387		$562,147
Less: Goodwill and other intangibles	(9,641)	(10,429)		(9,641)		(29,980)
Tangible shareholders' equity	$528,746	$492,058		$528,746	$—	$532,167
Common shares outstanding	18,810,055	18,794,030		18,810,055		18,730,380
Computed amount	$28.11	$26.18		$28.11		$28.41